UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
SCHEDULE 14A
________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GUILD HOLDINGS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
OF GUILD HOLDINGS COMPANY

March 23, 2023

Dear Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Guild Holdings Company (the “Company”) at 9:00 a.m., Pacific Time, on Wednesday, May 3, 2023. This year’s Annual Meeting will be held entirely online. Stockholders may participate in this year’s annual meeting by visiting the following website www.virtualshareholdermeeting.com/GHLD2023. You will not be able to attend the meeting physically in person.
We have elected to provide access to our proxy materials over the internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders who have not previously requested to receive our proxy materials by mail or e-mail. The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose.
Your vote is very important! Whether or not you plan to attend the Annual Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone in accordance with the instructions in the Notice or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.
A record of our business activities for the 2022 fiscal year is contained in our 2022 Annual Report on Form 10-K. Thank you for your confidence and continued support.
Sincerely,

Mary Ann McGarry
Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Pacific Time
Date	Wednesday, May 3, 2023
Place	The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/GHLD2023.
Purpose
1. To elect the three Class III directors listed in the accompanying proxy statement to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3. To consider an advisory vote to approve executive compensation, which is commonly referred to as the “say-on-pay” vote; and
4. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting.

Record Date
The Board of Directors has fixed the close of business on March 10, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Meeting Admission
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GHLD2023, you must enter the control number found on your Notice of Internet Availability of Proxy Materials, or the Notice, or if you receive a paper copy of the proxy materials, your proxy card or voting instruction form.

Availability of Proxy Materials
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials via the Internet. The Company believes that this process will provide you with a convenient way to access the proxy materials, including the Company's proxy statement and 2022 Annual Report on Form 10-K, and authorize a proxy to vote your shares, while allowing the Company to reduce the costs of printing and distributing proxy materials, and reduces the environmental impact of delivering paper proxy materials.

How to Vote
YOUR VOTE IS VERY IMPORTANT. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting, however, we encourage you to submit your vote as soon as possible as instructed in the Notice, or if you receive a paper copy of the proxy materials, your proxy card or voting instruction form, regardless of whether you plan to attend the meeting virtually. Please note, however, that if your shares are held of record by a broker, bank, or other institution and you wish to vote during the Annual Meeting, you must follow the instructions from such broker, bank, or other institution.
On or about March 23, 2023 the Company will mail to stockholders of record as of March 10, 2023 the Notice, which contains instructions on how to access the Company's proxy statement and 2022 Annual Report on Form 10-K and authorize a proxy to vote electronically via the Internet or by telephone. The Notice also contains instructions as to how you can receive a paper copy of the Company's proxy materials and authorize a proxy to vote by mail. In addition, the proxy statement and our 2022 Annual Report on Form 10-K are available at www.materials.proxyvote.com.
We encourage you to vote your shares as soon as possible. Specific instructions for voting over the Internet, by mail or by telephone are included in the Notice, or if you receive a paper copy of your proxy materials, your proxy card or voting instruction form. If you attend the Annual Meeting online and vote electronically during the meeting, your vote will replace any earlier vote.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our executive offices for any purpose germane to the Annual Meeting during normal business hours for a period of 10 days prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held Online at www.virtualshareholdermeeting.com/GHLD2023 at 9:00 a.m., Pacific Time, on May 3, 2023: The Proxy Statement and our 2022 Annual Report on Form 10-K are available at www.materials.proxyvote.com/

By order of the Board of Directors,
/s/ Bella Guerrero
Bella Guerrero, Secretary
March 23, 2023
i

ii

GUILD HOLDINGS COMPANY
5887 COPLEY DRIVE, SAN DIEGO, CALIFORNIA 92111
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ONLINE ON May 3, 2023
AT 9:00 A.M. PACIFIC TIME
GENERAL INFORMATION
We are providing you with these proxy materials because the Board of Directors of Guild Holdings Company (the “Board”) is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders, including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, May 3, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualannualmeeting.com/GHLD2023 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.
As used in this proxy statement, “we,” “us,” “our,” "Guild" and the Company refer to Guild Holdings Company. The term “Annual Meeting,” as used in this proxy statement, refers to the 2023 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The United States Securities and Exchange Commission (the “SEC”), has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our 2022 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, we will mail to our stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may authorize your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice.
The Notice will be first mailed to stockholders of record on or about March 23, 2023.
We provide some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. If you receive paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
How do I attend the Annual Meeting?
The meeting will be held entirely online on Wednesday, May 3, 2023, at 9:00 a.m. Pacific Time at www.virtualannualmeeting.com/GHLD2023. To be admitted to the Annual Meeting, you must enter the control number found on the Notice, or if you received paper copies, your proxy card or voting instruction form. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.
When is the record date for the Annual Meeting?
The Board has fixed the record date for the Annual Meeting as of the close of business on March 10, 2023 (the “Record Date”).
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, a total of 20,552,578 shares of our Class A Common Stock ("Class A Common Stock") and 40,333,019 shares of our Class B Common Stock ("Class B Common Stock" and together with our Class A Common Stock, our "Common Stock") were outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to 10 votes on each matter. Our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Please see below for further information regarding whether you are a shareholder of record or a beneficial owner as of the Record Date.
Will a list of record stockholders as of the record date be available?
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during normal business hours at our executive offices for a period of 10 days ending the day prior to the Annual Meeting.

Where can we get technical assistance?
If you have difficulty accessing the meeting, please call the phone number listed at www.virtualshareholdermeeting.com/GHLD2023.
For the Annual Meeting, how do we ask questions of management and the Board?
We plan to have a Q&A session at the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/GHLD2023. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting and as time permits.
If I miss the Annual Meeting, will there be a copy posted online?
Yes, a replay of the Annual Meeting webcast will be available on our Investor Relations website at www.guildmortgage.com and remain for at least one year.
What is the difference between a registered holder and a “street name” holder?
If, on the Record Date, your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s transfer agent, you are considered the registered holder with respect to those shares.
If, on the Record Date, your shares are held in a brokerage account or by a bank or other nominee, your shares are held in a “street name”, and you are considered the beneficial owner of those shares.
How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are the registered holder, you may vote at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/GHLD2023. You will be asked to provide the control number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.
If you are the registered holder, you may vote by telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
•To vote using the proxy card that may have been delivered to you, simply complete, sign and date             the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 2, 2023 to be counted.
•To vote through the Internet, go to www.proxyvote.com to compete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 2, 2023 to be counted.
Beneficial Owner: Shares Registered in the Name of a Brokerage, Bank or other Nominee
If you are the beneficial owner of shares held in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You should vote your shares by following the instructions from your broker, bank or other nominee. You have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. In addition to voting, you are also invited to attend the Annual Meeting. Follow the instructions from your broker, bank or other nominee included with these proxy materials or contact your broker or bank for further information about how to direct your broker, bank or other nominee to vote or how to attend the Annual Meeting.

We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
What shares are included on a Notice, proxy card or voting instruction form?
Each Notice, or if you receive a paper copy of proxy materials, your proxy card or voting instruction form corresponds to specific shares registered in your name or held on your behalf as of the close of business on the Record Date. You may receive more than one Notice, proxy card or voting instruction form if you hold your shares in multiple accounts. Please vote the shares on each Notice, proxy card or voting instruction form to ensure that all your shares are counted at the Annual Meeting.
I have shares registered in my name and have shares in a brokerage account. How do I vote these shares?
Shares that you hold in street name are not included in the total number of shares set forth on your Notice or proxy card. Your broker, bank or other nominee will send you a voting instruction form and instructions on how to vote those shares.
What if I have shares registered in my name and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a registered holder and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.
If you are a registered holder and vote without marking voting selections, your shares will be voted as recommended by the Board. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Will my shares held in street name be voted if I don’t provide instructions?
As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Current New York Stock Exchange (“NYSE”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, or other nominee, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“fiscal year 2023”) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of the Class III directors and the advisory vote on executive compensation are not “routine” proposals; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote. These un-voted shares are referred to as a “broker non-votes.” Broker non-votes will have no effect on the outcome of the votes on the election of the Class III directors or the advisory vote on executive compensation.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are the Board’s recommendations on how to vote my shares?
The Board recommends a vote:
Proposal 1: FOR election of each of the Class III director nominees, and
Proposal 2: FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
Proposal 3: FOR the approval, on a non-binding advisory basis, of executive compensation, as discussed in this proxy statement.
Can I change my vote?
Registered Holders:
If your shares are registered directly in your name, you may change your vote or revoke your proxy by:
•delivering written notice to Guild Holdings Company, Attention: Secretary, 5887 Copley Drive, San Diego, California 92111 at any time before the close of voting at the Annual Meeting;
•granting a subsequent proxy by telephone or through the Internet;
•submitting a later dated proxy card; or
•attending the Annual Meeting and voting your shares electronically during the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owners:
If your shares are held in street name, you should contact your broker, bank or other nominee to direct them to change your vote.
How is a quorum reached?
Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Bylaws, the holders of a majority of the total voting power of all outstanding shares of our Common Stock entitled to vote in the election of directors, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting. On the Record Date, there were 20,552,578 shares of our Class A Common Stock and 40,333,019 shares of our Class B Common Stock outstanding and entitled to vote in the election of directors. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.
What vote is required to approve each item and how are votes counted?
Votes cast by proxy or during the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting.
Proposal 1 — To elect three Class III directors to serve until the 2026 annual meeting of stockholders
Director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of "FOR" votes will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors. Only FOR votes will affect the outcome. WITHHOLD votes will have no effect. Broker non-votes will not be counted in determining the outcome of Proposal 1.
Proposal 2 — Ratification of selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023
The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the vote of the holders of a majority of the total voting power of shares of our Common Stock present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an "Against" vote for Proposal 2. There are no broker non-votes for Proposal 2.
Proposal 3 — Advisory vote on executive compensation
This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives, and program, as described in this proxy statement. Although this vote is advisory only, it will be considered approved based on the vote of the holders of a majority of the total voting power of shares of our Common Stock present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote for Proposal 3. Broker non-votes will have no effect.
Could other matters be decided at the Annual Meeting?
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you are the beneficial owner of shares held in street name, your broker, bank or other nominee will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
Who pays the cost for soliciting proxies?
We will pay the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results may be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for the 2024 Annual Meeting of Stockholders?
If you wish to submit proposals for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders, we must receive them on or before November 24, 2023, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2024 Annual Meeting of Stockholders any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
If you wish to nominate a director or submit a proposal for presentation at the 2024 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at Guild Holdings Company, Attention: Secretary, 5887 Copley Drive, San Diego, California 92111. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between January 4, 2024 and February 3, 2024. Your written notice must contain specific information required in Section 2.8 of our amended and restated bylaws (“Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees and make use of the SEC's new "universal proxy" rules such that their nominees may be included in the Company's proxy card must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Who should I contact if I have any additional questions?
If you are the stockholder of record for your shares, please send questions to Guild Holdings Company, Attention: Secretary, 5887 Copley Drive, San Diego, California 92111. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee holder directly.

CORPORATE, SOCIAL AND ENVIRONMENTAL RESPONSIBILITY
Guild prides itself on being a good corporate citizen. Our mission is to deliver on the promise of home in every neighborhood and community we serve. We are committed to being socially and environmentally responsible, both in how we operate our business and how we serve our communities. Guild demonstrates this commitment through our strategic priorities, the products and services we offer, and the way in which we conduct our business.
Focus on Affordable and Sustainable Lending
•Guild promotes affordable lending by providing low-down payment assistance programs and offering a comprehensive array of loan products that provide access to credit to low-and moderate-income households.
•Guild is a market leader and local expert in low-to-moderate income lending in underserved areas based on median income and concentration of minority populations. Guild offers first time homebuyer products that emphasize financial education and homeownership counseling aimed at promoting sustainable homeownership.
•Guild hosts affordable lending educational seminars throughout the country, focused on sustainable lending opportunities and access to credit for low-to-moderate income buyers and families in underserved markets.
•Guild and several of its employees have been recognized for achievements in diversity and affordable lending. Recent awards and recognition include:
◦Bankrate's "Best Mortgage Lenders for First-Time Homebuyers of 2022"
◦Money.com's “Best Mortgage Company for First-Time Homebuyers” for 2022
◦Forbes “Best for First-Time Homebuyers” for 2022
◦Business Insider's "Best Mortgage Lenders for First-Time Homebuyers" for 2022
◦2022 Freddie Mac Home Possible RISE Award in the HFA Advantage® Volume category.
•Guild offers energy efficient lending programs that help borrowers save money on their utility bills by enabling them to responsibly finance energy efficient improvements on their homes.
•Guild offers loan options for mortgages on factory-built homes that are made using less waste and constructed to offer increased energy efficiencies.
•Guild has transitioned its closing process from paper signing to provide clients with the option of eClose, an electronic closing system that offers significant reduction in paper printed for closing. Guild also provides clients with other options to reduce paper consumption, including paperless disclosures and mortgage statements.
Diversity and Inclusion
•More than half of Guild’s Board of Directors are women or are from an underrepresented community.
•More than half of Guild’s executive leadership are women, including the CEO, President and CFO.
•72.2% of the company’s employees are women or are from an underrepresented community.
•In 2022, Guild partnered with several organizations that focus on empowering underrepresented communities, including:
◦the National Association of Minority Mortgage Bankers of America, an organization dedicated to the enrichment and betterment of women and minorities who work in the real estate industry.
◦the Asian Real Estate Association of America, an organization dedicated to improving the lives of Asian Americans and Pacific Islanders through homeownership.
◦the National Association of Real Estate Brokers, an organization and network of Black real estate professionals known for promoting democracy in housing and advocating for public policies that protect and expand sustainable homeownership in Black communities.
◦the National Association of Hispanic Real Estate Professionals, an organization focused on educating and empowering the real estate professionals who serve Hispanic home buyers and sellers.

◦the American Mortgage Diversity Council, an organization that promotes diversity and inclusion throughout the mortgage industry by providing a platform for the collaboration of mortgage industry leaders.
•In 2022, Guild's Diversity and Inclusion Manager, a role focused on employee engagement and inclusivity, launched several employee resource groups.
•In 2022, Guild hired its first VP of Marketplace Diversity Strategy, a role focused on building a pipeline of diverse sales teams and increasing the company’s market share in diverse communities.
•In 2022, Guild created a Diversity, Equity and Inclusion committee to develop, support and promote a strategy that ensures the company is effectively and responsibly servicing its customers, is making a positive social impact, and provides an inclusive environment for all employees.
Strategy for Building Talent and Employee Retention
•Guild prioritizes career development for its employees through its Guild University learning programs, including leadership and management development as well as customer service focused curriculum. In 2022, Guild University provided learning and development courses for personnel that included Situational Leadership, Unconscious Bias, Developing Empowered and Dynamic Teams, Rising with Resilience, Customer Service Excellence, and Change Management.
•Guild’s Elevate small group and self-guided coaching programs empower sales and operations employees by supporting them at each stage of their career, providing a roadmap to develop highly productive partnerships with referral networks to generate more leads and increase conversion of closed loans.
•Employee wellness programs, including programs designed to assist working parents during the COVID-19 pandemic promote a supportive and healthy workplace. In 2022, Guild reduced copays for mental health visits by 50% to assist those who may be struggling during the pandemic.
•Guild supports four employee-led resource groups (ERG) that champion diversity, inclusion and equity related causes. Guild's employee-led resource groups consist of a military veterans ERG, Black ERG, Hispanic/Latino ERG, and LGBTQIA+ ERG. In 2022, Guild began providing two weeks of paid time off for any active military member who must miss work due to required training duty.
•In 2022, Guild and its military veterans ERG received the South Carolina Employer Support of the Guard and Reserve Pro Patria Award in recognition of their support of employees who serve in the South Carolina Guard and Reserve.
•Guild’s culture, policies, and practices have helped the company to be recognized as a top workplace both locally and nationally.
◦2022 San Diego Top Workplace, The San Diego Union-Tribune
For the tenth year in a row, Guild was named a Top Workplace by The San Diego Union-Tribune. The award honors companies that are highly valued and appreciated by their employees for having outstanding culture and business environments. The rankings are based on the results of an anonymous third-party employee survey.
◦2022 Best Mortgage Companies to Work For, National Mortgage News
For the third year in a row, Guild was name one of National Mortgage News' Best Mortgage Companies to Work For. The annual survey and awards program is dedicated to identifying and recognizing the industry's best employers and providing organizations with valuable employee feedback.
Charitable Giving
In 2016, Guild established the Guild Giving Foundation. The charitable giving program puts a primary focus on supporting education, providing shelter, and inspiring positive change wherever Guild operates.
Guild employees are awarded up to 16 hours of paid volunteer time per year and the company offers a dollar-for-dollar donation match of up to $300 per employee each year.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, designated as Class I, Class II and Class III, each of which has a three-year term. The term of all Class III directors expires at the Annual Meeting, and the terms of the Class I and Class II directors expire at the 2024 Annual Meeting of Stockholders and the 2025 Annual Meeting of Stockholders, respectively.
Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, or a sole remaining director. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, subject to his or her earlier death, resignation or removal. There are currently no vacancies on the Board. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.
If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. Each person nominated for election has agreed to serve if elected. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.
Mr. Bryant, Ms. Marcon and Ms. Messinger have been nominated to serve as Class III directors. Mr. Bryant and Ms. Marcon are each currently serving as directors of the Company and were previously elected by our stockholders prior to our initial public offering. Ms. Messinger is currently serving as a director of the Company and was appointed to the Board upon the recommendation of the Board’s Nominating and Corporate Governance Committee.

Information About Our Board
The principal occupation, business experience and education of each nominee for election as director, and age as of March 10, 2023, are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees	Age	Term Expires	Position(s) Held with the Company	Director Since
Class I		2024
Mary Ann McGarry	64		Chief Executive Officer and Director	2020
Michael C. Meyer	64		Director	2020
Class II		2025
Patrick J. Duffy	51		Chairperson	2020
Terry Schmidt	61		President and Director	2020
Class III		2023
Edward Bryant, Jr.	52		Director	2020
Martha E. Marcon	74		Director	2020
Gioia Messinger	61		Director	2022

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF THE CLASS III DIRECTOR NOMINEES IN PROPOSAL 1

Nominees for Election
Class III Director Nominees for Election for a Three-Year Term Expiring at the 2026 Annual Meeting of Stockholders
Edward (“Junior”) Bryant, Jr. has served as a director since October 2020. Since 2018, Mr. Bryant has served as an Executive Director of Business Development at HGGC, a private equity firm based in Palo Alto, California. Prior to that, from 2011 to 2017, he served as the Vice President and National Marketing and Sales Director for Pacific Global Investment Management Company, an investment management firm. Before that, Mr. Bryant co-founded Smith & Bryant, Inc., a real estate investment company, and served as its Vice President from 1998 to 2010. A veteran of the National Football League, he retired from the San Francisco 49ers in 2003 after a 10-year career as a defensive lineman. Mr. Bryant earned a bachelor’s degree in business administration from the University of Notre Dame.
We believe Mr. Bryant is qualified to serve as a member of our Board of Directors because of his extensive experience in the real estate industry and in investing in and advising companies.
Martha E. Marcon has served as a director since October 2020. Before her retirement in 2006, Ms. Marcon was a partner at KPMG LLP, where she served as the firm’s National Resource Partner for the Insurance Industry and as its Western Region Insurance Industry Leader. Before her retirement in 2021, Ms. Marcon also served as a director of Foresters Financial, an international insurance and financial services firm. Since 2008, she has served as a director of Mercury General Corporation, a public company engaged primarily in underwriting automobile insurance. She also currently serves as a member of the board of the Nonprofits Insurance Alliance. Ms. Marcon earned a Bachelor of Science degree, summa cum laude, in economics and business administration from Lehigh University.
We believe Ms. Marcon is qualified to serve as a member of our Board of Directors because of her accounting and financial reporting expertise and her experience serving on the board of a public company.
Gioia Messinger has served as a director since July 2022. Since 2012, Ms. Messinger has served as founder and principal of LinkedObjects, Inc., a strategic advisory services business focused on digital transformation. From 2004 to 2012, Ms. Messinger served as founder and chief executive officer of Avaak, Inc., now Arlo Technologies, a leading home security systems company. From 1989 to 2004, Ms. Messinger served as founder and president of SUMMIT Design Technologies, Inc., an engineering services firm. Ms. Messinger currently serves on the board of directors of One Stop Systems (NASDAQ:OSS), a provider of high-performance computing used for artificial intelligence (AI), Indyme Solutions, LLC, a provider of AI solutions for the world’s largest retailers, and CARI Health, Inc., a developer of innovative personalized healthcare solutions. She is a member of the dean’s council of advisors at the University of California San Diego, Jacobs School of Engineering, and is a member of the Latino Corporate Directors Association. Ms. Messinger obtained her master of business administration degree from the Paul Merage School of Business at the University of California, Irvine and bachelor of science and master of arts degrees in Electrical and Computer Engineering from the University of California, San Diego. She also has a certification in Systemic Cyber Risk Governance.
We believe Ms. Messinger is qualified to serve as a member of our Board of Directors because of her technical skills, cybersecurity knowledge, thought leadership and industry relationships and her experience serving on the board of a public company.
Continuing Directors
Class I Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders
Mary Ann McGarry is our Chief Executive Officer and a director. Ms. McGarry has held these positions since August 2020, and she has served as Guild Mortgage Company’s Chief Executive Officer since December 2007. From 1988 and until the completion of the Company’s initial public offering in 2020, Ms. McGarry also served as a member of Guild Mortgage Company’s board of directors. Prior to becoming its Chief Executive Officer, she served in a number of leadership positions at Guild Mortgage Company, including as its President, Chief Financial Officer and Chief Operating Officer. Ms. McGarry joined Guild Mortgage Company in 1984 as an internal audit supervisor. Prior to joining Guild Mortgage Company, she worked as an accountant at Peat, Marwick, Mitchell & Co. Ms. McGarry currently serves as a member of the board of directors of the Mortgage Bankers Association, an association representing the real estate finance industry, and the Guild Giving Foundation, a non-profit organization, and a member of Fannie Mae’s advisory council. Ms. McGarry earned a Bachelor of Business Administration degree in accounting with a minor in computer science from the University of San Diego.
We believe Ms. McGarry is qualified to serve as a member of our Board of Directors because of her extensive experience in real estate, finance, and accounting. As our Chief Executive Officer, Ms. McGarry also provides management’s perspective in Board discussions regarding the business and strategic direction of the Company.

Michael (“Mike”) C. Meyer has served as a director since August 2020. From 2015 to October 2020, he served as the Chairperson of the board of directors of Guild Mortgage Company, and as a member of its board of directors from 2013 to October 2020. From 2013 until December 2020, Mr. Meyer served as an Operating Partner and as Portfolio Director for McCarthy Capital. From 1995 to 2014, Mr. Meyer served in a variety of finance and operational management executive positions at Tenaska, Inc., an energy company. From 1987 to 1995, he served at the U.S. Treasury Department in the Office of the Comptroller of the Currency as a National Bank Examiner. Mr. Meyer earned both a Bachelor of Science in business administration degree and a Master of Business Administration degree from Creighton University. He currently serves on the board of directors of Bridges Holding Company, an investment advisory firm; Bridges Trust Company, a Nebraska based trust services provider; and he previously served as Chairperson of the Board/Lead Independent Director of Bridges Investment Fund, a general equity fund.
We believe Mr. Meyer is qualified to serve as a member of our Board of Directors because of his extensive experience in finance, banking, operational management, and advising companies.
Class II Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Patrick J. Duffy has served as a director and as the Chairperson of the Board since August 2020. From 2018 and until October 2020, Mr. Duffy served as a member of the board of directors of Guild Mortgage Company. Mr. Duffy is the President and Managing Partner of McCarthy Partners Management, LLC, a registered investment adviser (together with its affiliates, predecessors and the various funds it manages, “McCarthy Capital”), which he joined in 2007. He serves as a director on the boards of various McCarthy Capital entities and portfolio companies including Altair Global Services, LLC, a global relocation services company, Boundless Enterprises, a franchisor of Scooters' Coffee drive-thru kiosks, Life Care Companies, LLC, a manager and developer of senior living communities, and ReAlign Insurance Holdings, LLC and certain of its subsidiaries. He also currently serves on the board of directors of the Children’s Scholarship Fund of Omaha and First National of Nebraska, Inc., a bank holding company. Mr. Duffy earned a Bachelor of Science degree from the Marshall School of Business, University of Southern California, and a juris doctor degree from Creighton University School of Law.
We believe Mr. Duffy is qualified to serve as a member of our Board of Directors because of his extensive experience in business, finance and investing in and advising companies.
Terry L. Schmidt is our President and a director. Ms. Schmidt has held these positions since August 2020. As President, she oversees our finance, human resources, capital markets, and compliance departments. Ms. Schmidt served as Guild Mortgage Company’s President from January 2020 to October 2020, and as a member of its board of directors from 2006 to October 2020. Prior to serving as Guild Mortgage Company’s President, she served in a number of leadership positions at Guild Mortgage Company, including as Controller from 1991 to 1997 and as its Chief Financial Officer from 1997 to 2020. Ms. Schmidt joined Guild Mortgage Company in 1985, as a member of its internal audit department. She is currently a member of the California Mortgage Bankers Association, an association representing the California residential and commercial real estate finance industry, a member of the board of directors of the Guild Giving Foundation, a non-profit organization, and a member of the Mortgage Bankers Association, an association representing the real estate finance industry. Ms. Schmidt earned a Bachelor of Business Administration degree in accounting from the University of San Diego and is a certified mortgage banker.
We believe Ms. Schmidt is qualified to serve as a member of our Board of Directors because of her extensive leadership and experience in real estate and finance. In addition, Ms. Schmidt’s role as President provides valuable insight into our operations and business strategy.
THE BOARD AND ITS COMMITTEES
Board Composition and Leadership Structure
Our Board consists of seven members. The Board has a flexible policy with respect to the combination or separation of the offices of Chairperson of the Board and Chief Executive Officer. Currently, Mr. Duffy serves as our Chairperson, and Ms. McGarry serves as our Chief Executive Officer. The Board believes that by having separate roles, the Chief Executive Officer is able to focus on the day-to-day business and affairs of the company and the Chairperson is able to focus on key strategic issues, board leadership and communication. In addition, the Company believes that having a separate Board Chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having a separate Board Chairperson can enhance the effectiveness of the Board as a whole. While our Board believes this leadership structure is currently in the best interests of the Company and its stockholders, the Board also recognizes that future circumstances could lead it to combine these roles.

Director Independence
As required under the NYSE listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the pertinent listing standards of NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that Mr. Bryant, Ms. Marcon, Ms. Messinger and Mr. Meyer are independent directors within the meaning of NYSE independence standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.
At least annually, our Board will evaluate all relationships between us and each director considering relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of NYSE and the SEC independence standards.
Board Meetings and Attendance
Our Board met four times during 2022. Each of the incumbent directors attended 100% of the total meetings of both the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting.
Each of the directors attended the 2022 Annual Meeting.
Board Committees
Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter that sets forth the purposes, goals, responsibilities and authority of the committee, as well as certain specific qualifications for committee membership and procedures for committee member appointment as well as reporting to the Board. The charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website, www.guildmortgage.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The following table provides membership for the year ended December 31, 2022 for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Junior Bryant	X	X	Chair
Patrick J. Duffy**		X
Martha E. Marcon*	Chair		X
Gioia Messinger	X	X
Mike Meyer	X	Chair	X

*    Audit Committee Financial Expert
**    Patrick J. Duffy is no longer a member of the Compensation Committee effective January 1, 2023
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee is responsible for:
•overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;

•reviewing the effectiveness of our legal and regulatory compliance programs;

•overseeing our financial reporting process, including the filing of financial reports;

•selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them;

•establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•reviewing and approving transactions between the Company and a related party.
The Audit Committee held four meetings during 2022. Each member of the Audit Committee is an independent director under NYSE listing standards and satisfies the additional independence requirements of Rule 10A-3 of the Exchange Act. Ms. Marcon is the Chairperson of the Audit Committee. The Board has determined that Ms. Marcon qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.
Compensation Committee
The Compensation Committee is responsible for:

•ensuring that our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage;

•reviewing and recommending to the Board the compensation of the directors;

•evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers;

•conducting a review on succession planning and reporting its findings and recommendations to the Board; and

•overseeing the implementation and administration of our compensation plans.
The Compensation Committee held four meetings during 2022. Each of Mr. Bryant, Ms. Messinger and Mr. Meyer is an independent director under NYSE listing standards and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Corporate Secretary. Our Compensation Committee meets regularly in executive session. However, from time to time, the Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or performance. In addition, under the charter, the Compensation Committee has the authority to obtain, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration factors prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. During the past fiscal year and taking into consideration those factors prescribed by the SEC and NYSE, our Compensation Committee engaged Meridian Compensation Partners ("Meridian") as compensation consultants.
Our Compensation Committee typically makes most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards at one or more meetings held during the first quarter of its fiscal year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Our Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer's performance in light of relevant corporate performance goals and objectives. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of our Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for:
•recommending nominees for our Board and its committees;

•reviewing candidates nominated by stockholders, provided such nominations are made in compliance with the Company's Bylaws and its stockholder nominations and recommendations policy;

•recommending the size and composition of our Board and its committees;

•determining the criteria for director nominees for the Board, which include, among other criteria, character, integrity, judgment, independence, diversity (including, but not limited to, with respect to race and gender), age, skills, education, expertise, corporate experience, understanding of our business, other commitments and the like;

•overseeing the Company's environmental, social and governance activities;

•reviewing our corporate governance guidelines and proposed amendments to our certificate of incorporation and bylaws;

•reviewing and making recommendations to address stockholder proposals; and

•recommending a process for the Board's and each committee's annual self-evaluation.
The Nominating and Corporate Governance Committee held three meetings during 2022. Each member of the Nominating and Corporate Governance Committee is an independent director under NYSE listing standards.

Director Nomination Process
Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of the Board and the needs of the Board and the respective committees of the Board, as well as a candidate’s potential conflicts of interest or other commitments. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, character, integrity, judgment, independence, diversity (including, but not limited to, with respect to race and gender), age, skills, education, expertise, corporate experience, length of service, understanding of the Company’s business, other commitments and the like. Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the Company’s and its stockholders’ best interests.
Although we do not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse and inclusive body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection.

Stockholder Recommendations and Nominees
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with the amended and restated certificate of incorporation, amended and restated bylaws, stockholder director recommendation policy and applicable laws, rules and regulations, including those promulgated by the SEC. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business.
If you wish to nominate a director or submit a proposal for presentation at the 2024 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at Guild Holdings Company, Attention: Secretary, 5887 Copley Drive, San Diego, California 92111. To be timely, we must receive the notice by the deadline discussed above under “When are stockholder proposals and director nominations due for the 2024 Annual Meeting of Stockholders?”. Your written notice must contain specific information required in Section 2.8 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Non-Management and Independent Director Meetings
In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the non-management directors met four times in executive session without management during the fiscal year ended December 31, 2022. Mr. Duffy, our Chairperson of the Board presided over the executive sessions of the non-management directors. In addition, the independent directors met one time in an executive session during the fiscal year ended December 31, 2022. Mr. Bryant, the Chair of the Nominating and Corporate Governance Committee presided over the executive session of the independent directors.

Board and Committee Self Assessments
On an annual basis, the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire which asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board and the respective committees in executive session, with a view toward taking action to address any issues presented.

The Board’s Role in Risk Oversight
Although our management is primarily responsible for managing our risk exposure on a daily basis, the Board oversees the risk management processes.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of technology and information security/privacy risk management, and, to that end, the Audit Committee typically meets quarterly with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from our Chief Information Officer, as well as incidental reports as matters arise. Our Nominating and Corporate Governance Committee monitors the application of our corporate governance principles. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

The Board’s Role in Management Succession Planning Oversight
Our Board oversees management succession planning and views this a critical to ensuring Guild’s competitive success over the long term. The Board reviews annually the Company’s program for management development and succession planning for the CEO and other executive officers, and reviews succession candidates for the CEO and other executive officers or other senior managers as it deems appropriate.
The Compensation Committee annually reviews the Company’s succession planning, reports its findings and recommendations to the Board and works with the Board to hire potential successors to executive management positions.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that promote the goals of good governance, ethical conduct, accountability and transparency as well as ensure proper functioning of the Board and its committees. The Corporate Governance Guidelines are available on our website at www.guildmortgage.com.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at www.guildmortgage.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.
Insider Trading, Prohibition Against Pledging, and Anti-Hedging Policies
Our Insider Trading and Information Policy limits the timing and types of transactions in our securities by our directors, officers, including our named executive officers, and other employees of Guild and its subsidiaries. These persons are prohibited from trading during blackout periods (during the period from and including the time the market closes on the date that is 14 calendar days before the last day of the last month of any calendar quarter until the time the market opens on the third trading day following the release of quarterly financial information and, in the case of our directors and officers, without the clearance of our Chief Compliance Officer or her designee. In addition, the policy provides that none of our directors, officers or other employees may engage in the following transactions:
•engaging in “short sales” with respect to securities of the Company;

•trading in puts, calls and other derivative securities with respect to the Company’s securities;

•sales of borrowed shares against shares already owned, but not delivered against the sale, or "sales against the box";

•trading in securities of the Company on a short-term basis; and

•holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Communications with Our Board of Directors
Stockholders and other interested parties may communicate with the Board, committees of the Board or individual directors by submitting written correspondence to the Secretary at the Company’s headquarters. Any interested person may communicate directly with the presiding director of the Board’s executive sessions or the independent or non-management directors. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, or the name and address of the beneficial owner of such shares, and (ii) the class and number of shares that are owned of record by the record holder and beneficially by the beneficial owner as of the date of the communication.
The Secretary may facilitate or direct these communications with the Board, committees of the Board, or individual directors by reviewing, sorting, and summarizing the communications. Generally, such communications will be referred to the Board, committees of the Board, or individual directors for consideration unless the Board instructs the Secretary otherwise or the communication contains advertisements or solicitations or is unduly hostile, threatening or otherwise inappropriate.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with our independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence and has had discussions with KPMG LLP regarding the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our 2022 Annual Report on Form 10-K for filing with the SEC.
Audit Committee
Martha E. Marcon, Chair
Edward Bryant, Jr.
Gioia Messinger
Michael C. Meyer

The material in the foregoing report of the Audit Committee is not “soliciting material,” is not deemed “filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023
The firm of KPMG LLP, independent registered public accounting firm, has been selected by the Audit Committee as our auditors for the fiscal year ending December 31, 2023. KPMG LLP has acted as the independent registered public accounting firm for the Company since October 2020 and Guild Mortgage Company since 2013. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.
The Company’s organizational documents do not require that the stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but still may retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Pre-Approval Policies and Procedures
Our Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit-related services, tax services and other services. The Audit Committee pre-approved all non-audit services provided by KPMG LLP during each of the fiscal years ended December 31, 2022 and December 31, 2021.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees paid by the Company to KPMG LLP for each of the fiscal years ended December 31, 2022 and December 31, 2021:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit fees(1)	$1,532,500	$2,032,527
Audit-related fees(2)	—	160,000
Tax fees(3)	—	18,000
All other fees	—	—
Total fees	$1,532,500	$2,210,527

(1)    Audit Fees include fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and review of interim condensed consolidated financial statements included in the quarterly reports on Form 10-Q. Audit fees also include the assessment of the Company's internal control over financial reporting. The 2021 amount has changed from last year's proxy statement due to subsequent billed overages, billed post filing.
(2)    Audit-Related Fees include fees for services that were reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees.
(3)    Tax Fees include fees for tax compliance and tax consulting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
This proposal, commonly referred to as the “say-on-pay” vote, provides our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all our named executive officers and our executive compensation philosophy, objectives, and program, as described in the compensation tables and the related narrative disclosure contained in the section titled “Executive Officer and Director Compensation” contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to align executive compensation with the Company’s business objectives and corporate performance, to be consistent with current market practices, and to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, we ask our stockholders to approve the compensation of our named executive officers described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Guild approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the 2023 Annual Meeting of Stockholders, including the compensation tables and narrative discussion.”
This proposal will be decided by a majority of the total voting power of shares of our Common Stock present in person or represented by proxy and entitled to vote on the matter. This means that this proposal will be considered approved on an advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. An abstention will count as an “AGAINST” vote for Proposal 3 and broker non-votes will not have any effect on the outcome.
As an advisory vote, the result will not be binding on our Board or our Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives, and program. Our Board and our Compensation Committee value the opinions of our stockholders and expect to consider the outcome of the vote when evaluating our executive compensation program and making future executive compensation decisions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF EXECUTIVE COMPENSATION
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation of Named Executive Officers
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2022 executive compensation program for our named executive officers.

Named Executive Officers
Our named executive officers ("NEOs"), including our principal executive officer ("PEO") and the next two highly compensated executive officers, as of December 31, 2022 were:
•Mary Ann McGarry
•Terry L. Schmidt
•Barrett (“Barry”) Horn (Mr. Horn stepped down as Executive Vice President, National Production Manager, of the Company, effective December 31, 2022)
Overview
Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on an assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. For fiscal year ended December 31, 2022, the material elements of our compensation program were base salary, short-term cash incentive compensation, and long-term incentive compensation.
2022 Compensation Committee Actions

•In 2021, the Compensation Committee approved modest increases to the base salaries of our named executive officers, effective January 1, 2022, based on their continued growth in their respective roles and responsibilities and in alignment with market levels based on the Compensation Committee’s review of competitive market data.
•The Compensation Committee determined that our named executive officers were eligible to receive a cash bonus equal to 37.5% of their respective target bonus amounts under our annual incentive plan for fiscal year 2022 as described below in the section titled “Short-Term Cash Incentive Compensation.”
•In April 2022, the Compensation Committee granted equity awards in the form of restricted stock units (“RSUs”) to our named executive officers to incentivize and reward them for stockholder value creation as reflected below in the table titled “2022 Summary Compensation Table.”

Compensation of Named Executive Officers

Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each named executive officer’s scope of experience, skills, knowledge, responsibility and accountability with the Company. Base salaries are reviewed annually, typically in connection with our annual performance review process, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, experience and performance. Please see the “Salary” column of the Summary Compensation Table below for the base salary amounts received by each named executive officer in fiscal year 2022.

Short-Term Cash Incentive Compensation
Historically, we have generally provided our senior leadership team with the eligibility to earn short-term incentive compensation based on achievement of pre-established performance goals.
During fiscal year 2022, our executive officers participated in our annual cash incentive program. Under the terms of the program, 75% of their respective bonus opportunity during fiscal year 2022 is determined based on the Company's achievement of pre-determined levels of adjusted return on average equity ("AROAE") and the remaining 25% of their respective bonus opportunity during fiscal year 2022 is determined based on the Company's achievement of pre-determined strategic objectives.
For fiscal year 2022, the actual level of AROAE was 6.4% and no payout was achieved for this portion of the annual incentive plan.
As it relates to the corporate strategic goals, the Compensation Committee determined that three of the four goals were achieved with an associated payout of 150% of target; therefore, the total payout under the annual incentive plan to each named executive officer was 37.5% of their respective target bonus opportunity as reflected for fiscal year 2022 in the "Non-Equity Incentive Plan Compensation" column of the table titled "2022 Summary Compensation Table."

Equity Compensation
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.
Each of our named executive officers currently holds RSUs that were granted under our 2020 Omnibus Incentive Plan and are subject to the general terms of the plan and the applicable forms of restricted stock unit agreement thereunder. The specific vesting terms of each named executive officer’s RSUs are described below under “Outstanding Equity Awards at Fiscal Year-End.”

How We Determine Executive Compensation
The Compensation Committee reviews and makes decisions with respect to all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. In making her recommendations, the Chief Executive Officer reviews various third-party compensation surveys and compensation data provided by the independent compensation consultant to the Compensation Committee, as described below. While the Chief Executive Officer discusses her recommendations with the Compensation Committee and the Board, she does not participate in the deliberations concerning, or the determination of, her own compensation. The Compensation Committee or the Board discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee or the Board to make presentations, provide financial or other background information or advice, or otherwise participate in the Compensation Committee or Board meetings.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and determines the principal components of compensation (base salary, performance bonus, and equity awards) for our executive officers on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions, or other special circumstances as the Compensation Committee determines appropriate. Neither the Board nor the Compensation Committee delegates authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers; awards are generally approved at a meeting of the Compensation Committee in March of each year.

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In fiscal year 2022, we retained Meridian as an independent compensation consultant to provide executive compensation consulting services to the Compensation Committee and assist it in reviewing our executive compensation programs, making compensation decisions for each of our executive officers, and ensuring that our compensation programs remain competitive in attracting and retaining talented executives. The compensation consultant reports directly to the Compensation Committee, which maintains the authority to direct its work and engagement. The compensation consultant interacts with management to gain access to company information that is required to perform its services and to understand the culture and policies of our organization.
Meridian’s engagement with respect to executive compensation decisions for fiscal year 2022 included conducting a review of the design and competitive positioning of our compensation programs for our Chief Executive Officer, other executive officers, and non-employee directors in preparation for making compensation decisions for fiscal year 2022, reviewing our aggregate long-term incentive practices, and updating its prior compensation study regarding equity grant practices. As part of our compensation review for fiscal year 2022, Meridian provided the Compensation Committee with the following services, which the Compensation Committee used to make decisions related to compensation for fiscal year 2022:

•Reviewed and provided an analysis of the compensation arrangements for all our NEOs, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program;
•advised on the design and structure of our cash and equity incentive compensation programs;
•prepared an analysis of our share usage under our equity incentive plan;
•updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation;
•provided recommendations and assisted with developing our peer group;
•provided compensation data for similarly situated executive officers at companies in our peer group; and
•reviewed and provided recommendations on the compensation program for our non-employee directors.
The Compensation Committee considered whether the work of Meridian raised any conflict of interest, taking into account the following factors: (i) the amount of fees paid to the compensation consultant, as a percentage of the firm’s total revenue; (ii) the provision of other services to us by the compensation consultant; (iii) the compensation consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; (v) any business or personal relationship of the compensation consultant or the individual compensation advisors employed by the firm with any of our executive officers or any members of the Compensation Committee; and (vi) any shares of our common stock owned by the compensation consultant or the individual compensation advisors employed by the firm. Based on these factors, the Compensation Committee concluded that the work of Meridian and the individual compensation advisors employed by Meridian did not create any conflict of interest.

Peer Group and Market Data
In making compensation decisions for fiscal year 2022, the Compensation Committee reviewed market data, with the assistance of Meridian, for each named executive officer’s position, compiled by Meridian, from the following peer group of companies:

loanDepot, Inc.	United Bankshares, Inc.
PennyMac Financial Services, Inc.	Walker & Dunlop, Inc.
Mr. Cooper Group Inc.	WSFS Financial Corporation
Hilltop Holdings Inc.	Trustmark Corporation
Finance of America Companies Inc.	First Interstate BancSystem, Inc.
South State Corporation	Northwest Bancshares, Inc.
Radian Group Inc.	Meta Financial Group, Inc.
Nelnet, Inc.	NMI Holdings, Inc.
MGIC Investment Corporation	Home Point Capital Inc.

The above peer group was recommended by Meridian and selected based on the following parameters: revenue, net income, return on equity ("ROE"), assets and market capitalization.
During 2022, the Compensation Committee reviewed the peer group and made the following changes for purposes of making compensation decisions for fiscal year 2023:
Additions: Enact Holdings, UWM Holdings
Removals: Finance of America

Factors Used in Determining Executive Compensation
The Compensation Committee sets the compensation of our executive officers at levels the Compensation Committee determines to be competitive and appropriate for each named executive officer, using the Compensation Committee’s professional experience and judgment. Compensation decisions are not made by use of a formulaic approach; the Compensation Committee believes that these decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the following factors:

•our corporate performance and business needs;
•each named executive officer’s individual performance, experience, job function, change in position or responsibilities, and expected future contributions to our company;
•internal pay equity among our named executive officers and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry;
•a range of market data reference points;
•the total compensation cost and stockholder dilution from executive compensation actions;
•trends and compensation paid to similarly situated executives within our market;
•its compensation consultant’s recommendations;
•a review of each named executive officer’s total targeted and historical compensation and equity ownership; and
•our Chief Executive Officer’s recommendations, based on the Chief Executive Officer’s direct knowledge of the performance of each named executive officer and the Chief Executive Officer’s review of competitive market data.

2022 Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by, and paid to our NEOs for services rendered to the Company in all capacities during our fiscal years 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation($)(3)	Total ($)
Mary Ann McGarry	2022	630,000	750,000	354,375	7,320	1,741,695
Chief Executive Officer	2021	600,000	—	2,362,500	268,405	3,230,905
Terry L. Schmidt	2022	550,000	750,000	257,813	7,320	1,565,133
President	2021	500,000	—	1,640,625	247,761	2,388,386
Barrett Horn	2022	500,000	100,000	343,750	7,320	951,070
Executive Vice President, National Production Manager	2021	500,000	—	2,278,192	161,774	2,939,966

(1)    The amounts shown reflect the aggregate grant date fair value of RSUs granted, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the fiscal years presented. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 1 of the consolidated financial statements in our 2022 Annual Report on Form 10-K, regarding assumptions underlying valuation of equity awards for the fiscal year ended December 31, 2022. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal Year End” table.

(2)    Amounts in this column represent annual performance-based bonuses our NEOs earned for the respective fiscal year under our annual bonus plan. Each of the 2022 and 2021 performance-based bonuses shown above was paid in cash to each NEO in early 2023 and 2022, respectively. For fiscal year 2022, Ms. McGarry, Ms. Schmidt and Mr. Horn had a target bonus opportunity of 150%, 125% and 50% of their respective base salaries, respectively.

(3)    For fiscal year 2022, All Other Compensation includes $7,320 of company matching contributions under the 401(k) plan to each of Ms. McGarry, Ms. Schmidt and Mr. Horn.

For fiscal year 2021, All Other Compensation includes dividend equivalent units ("DEUs) issued in conjunction with special cash dividends declared and paid on May 28, 2021 and December 8, 2021. The DEUs are subject to the same vesting schedule as the underlying previously granted RSU awards. All Other Compensation specifically includes:

•for Ms. McGarry, $6,960 of company matching contributions under the 401(k) plan and $261,445 of DEUs credited in 2021 with respect to outstanding RSUs.
•for Ms. Schmidt, $6,960 of company matching contributions under the 401(k) plan and $240,801 of DEUs credited in 2021 with respect to outstanding RSUs.
•for Mr. Horn, $6,960 of company matching contributions under the 401(k) plan and $154,814 of DEUs credited in 2021 with respect to outstanding RSUs.

Narrative Disclosure to Summary Compensation Table
Executive Compensation Agreement with Ms. McGarry
Ms. McGarry is party to an executive compensation agreement with the Company effective as of January 1, 2021. Pursuant to the executive compensation agreement, Ms. McGarry is eligible to receive an annual base salary, as determined annually by the Compensation Committee, equal to $600,000 for fiscal year 2021. Effective January 1, 2022, Ms. McGarry's salary was increased by 5% to $630,000.
In addition, Ms. McGarry is eligible to receive certain annual incentive compensation as described in greater detail in the section titled "Short-Term Cash Incentive Compensation". For fiscal year 2022, the Compensation Committee approved an annual incentive plan bonus of $354,375 for Ms. McGarry.
Under the terms of her executive compensation agreement, upon Ms. McGarry’s termination of employment, Ms. McGarry is entitled to receive any incentive compensation earned by and payable to Ms. McGarry upon termination of employment and any other items earned by and owed to Ms. McGarry as of the termination of her employment in accordance with the policies and plans of Guild and applicable laws and, if the termination of employment is initiated by the Company or if ill-health prevents Ms. McGarry from performing all her responsibilities as Chief Executive Officer, subject to Ms. McGarry’s execution of a waiver and release in a form acceptable to the Company, severance compensation in the amount of Ms. McGarry’s base salary as of the effective date of her termination, to be paid in installments in accordance with Guild’s normal payroll practices for a period of one year after the last day of Ms. McGarry’s employment with the Company. The executive compensation agreement also includes a one-year post-termination employee no hire and employee non-solicitation covenant.
Executive Compensation Agreement with Ms. Schmidt
Ms. Schmidt is party to an executive compensation agreement with the Company effective as of January 1, 2021. Pursuant to the executive compensation agreement, Ms. Schmidt is eligible to receive an annual base salary, as determined annually by the Compensation Committee, equal to $500,000 for fiscal year 2021. Effective January 1, 2022, Ms. Schmidt's salary increased by 10% to $550,000.
In addition, Ms. Schmidt is eligible to receive certain annual incentive compensation as described in greater detail in the section titled "Short-Term Cash Incentive Compensation". For fiscal year 2022, the Compensation Committee approved an annual incentive plan bonus of $257,813 for Ms. Schmidt.
Under the terms of her executive compensation agreement, upon Ms. Schmidt’s termination of employment, Ms. Schmidt is entitled to receive any incentive compensation earned by and payable to Ms. Schmidt upon termination of employment and any other items earned by and owed to Ms. Schmidt as of the termination of her employment in accordance with the policies and plans of Guild and applicable laws and, if the termination of employment is initiated by the Company or if ill-health prevents Ms. Schmidt from performing all her responsibilities as President, subject to Ms. Schmidt’s execution of a waiver and release in a form acceptable to the Company severance compensation in the amount of Ms. Schmidt’s base salary, to be paid in installments in accordance with Guild’s normal payroll practices for a period of one year after the last day of Ms. Schmidt’s employment with the Company. The executive compensation agreement also includes a one-year post-termination employee no hire and employee non-solicitation covenant.
Executive Compensation Agreement with Mr. Horn
Mr. Horn is party to an executive compensation agreement with the Company effective as of January 1, 2021. Pursuant to the executive compensation agreement, Mr. Horn is eligible to receive a base salary, as determined annually by the Compensation Committee, equal to $500,000 for fiscal year 2022.
In addition, Mr. Horn is eligible to receive certain annual incentive compensation, which for fiscal year 2022 included (1) an annual incentive bonus and (2) a production bonus. For fiscal year 2022, the Compensation Committee approved an annual incentive plan bonus of $93,750 and production bonus payout of $250,000 for Mr. Horn based on achievement of such production goals.
Under the terms of his executive compensation agreement, upon Mr. Horn’s termination of employment, Mr. Horn is entitled to receive any incentive compensation earned by and payable to Mr. Horn upon termination of employment and any other items earned by and owed to Mr. Horn as of the termination of his employment in accordance with the policies and plans of Guild and applicable laws and, if the termination of employment is initiated by the Company or if ill-health prevents Mr. Horn from performing all his responsibilities as Executive Vice President, National Production Manager, subject to Mr. Horn’s execution of a waiver and release in a form acceptable to the Company, severance compensation in the amount of Mr. Horn’s base salary to be paid in installments in accordance with Guild’s normal payroll practices for a period of one year following termination of Mr. Horn’s employment with the Company. The executive compensation agreement also includes a one-year post-termination employee no hire and employee non-solicitation covenant.
Mr. Horn stepped down from his role as Executive Vice President, National Production Manager effective December 31, 2022 and is currently a non-executive employee.
Retirement and Deferred Compensation Plans
The Company maintains a 401(k) plan, which is a U.S. tax-qualified retirement plan offered to all eligible employees, including our named executive officers, that permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. In 2022, participants in the 401(k) plan, including our named executive officers, were eligible for company matching contributions equal to 40% of the participant’s contributions up to a maximum of 6% of eligible compensation under the 401(k) plan. We do not maintain any defined benefit pension plans.
The Company maintains the Compensation Deferral Plan for Executives (the “Deferred Compensation Plan”), which is a nonqualified deferred compensation plan that was frozen effective as of December 31, 2007. Ms. McGarry and Ms. Schmidt participated in the Deferred Compensation Plan and are permitted to notionally invest the converted cash balances in the investment alternatives made available under the Deferred Compensation Plan.
Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2022:

Name	Number of shares or units of stock that have not vested (#)(1)(2)	Market value of shares or units of stock that have not vested ($)(3)
Mary Ann McGarry	188,650	1,903,479
Terry L. Schmidt	180,137	1,817,582
Barrett Horn	74,623	752,946

(1)    Each equity award was granted pursuant to our 2020 Omnibus Incentive Plan.
(2)    Includes unvested RSU awards for 107,831, 99,318 and 63,847 shares of Class A Common Stock issued to Ms. McGarry, Ms. Schmidt and Mr. Horn, respectively, that vest 33% on October 22, 2023 and 67% on October 22, 2024. Also includes 80,819, 80,819 and 10,776 unvested RSU awards issued to Ms. McGarry, Ms. Schmidt and Mr. Horn, respectively, that vest ratably annually on April 15, 2023, 2024 and 2025. These RSU awards are generally subject to the award recipient’s continued employment through the applicable vesting dates.
(3)    The amounts shown are based on a price of $10.09 per share, which was the closing price of our common stock on the NYSE on December 31, 2022.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers, or PEOs, and Non-PEO named executive officers, or Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ("TSR")(5)	Net Income(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$1,741,695	$1,210,486	$1,258,102	$843,768	$68	$328,630,333
2021	$3,230,905	$2,840,898	$2,664,176	$2,369,104	$94	$283,781,087

(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Ms. McGarry (our Chief Executive Officer) for each corresponding year in the “Total” column of the 2022 Summary Compensation Table. Refer to “Executive Officer and Director Compensation – 2022 Summary Compensation Table.”

(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Ms. McGarry, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. McGarry during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. McGarry’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$1,741,695	$(750,000)	$218,791	$1,210,486
2021	$3,230,905	$(261,445)	$(128,562)	$2,840,898

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)    The equity awards adjustments for each applicable year include the addition (or subtraction, as         applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2022	$815,464	$(424,855)	$(171,818)	$218,791
2021	$240,039	$(368,601)	$—	$(128,562)

(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in each applicable year are Terry Schmidt and Barry Horn for fiscal years 2022 and 2021.
(4)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs $	Average Reported Value of Equity Awards $	Average Equity Award Adjustments(a) $	Average Compensation Actually Paid to Non-PEO NEOs $
2022	$1,258,102	$(425,000)	$10,666	$843,768
2021	$2,664,176	$(197,808)	$(97,264)	$2,369,104
(a)    The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)
2022	$462,097	$(321,436)	$(129,995)	$10,666
2021	$181,611	$(278,875)	$—	$(97,264)

(5)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year. The Company does not use net income as a performance measure in its executive compensation program.

Relationship Disclosure to Pay Versus Performance Table
As described in more detail above under “Compensation of Named Executive Officers,” the Company’s executive compensation program reflects a performance-driven compensation philosophy and the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Performance Measures
The charts below show, for the past two years, the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs to (i) the Company’s cumulative TSR; and (ii) the Company's net income.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation
Annual Cash Retainer. Each non-employee member of our Board of Directors receives a $50,000 annual cash retainer. The Chairperson of the Board, chairpersons and members of each committee of the Board will also receive the additional annual cash retainers described below:
•Chairperson. The Chairperson of our Board of Directors will receive an additional annual cash retainer of $25,000.

•Audit Committee Members. The chairperson of the Audit Committee will receive an additional annual cash retainer of $25,000 and all other committee members will receive an additional annual cash retainer of $10,000.

•Compensation Committee Members. The chairperson of the Compensation Committee will receive an additional annual cash retainer of $15,000 and all other committee members will receive an additional annual cash retainer of $7,500.

•Nominating and Corporate Governance Committee Members. The chairperson of the Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $10,000 and all other committee members will receive an additional annual cash retainer of $5,000.
Annual RSU Retainer. On an annual basis, each non-employee director will be eligible to receive an annual grant of a number of RSUs with a grant date value equal to $100,000 ($150,000 in the case of the Chairperson of our Board of Directors). RSUs will be granted on the date of our annual shareholder meeting and will vest, generally subject to continued service on the Board, on the date of the following year’s annual shareholder meeting. Non-employee directors who are appointed to serve on the Board of Directors outside of the annual meeting of shareholders are granted a pro-rated portion of the number of RSUs comprising the annual grant on the date of their appointment to the Board. All RSUs granted under the 2020 Omnibus Incentive Plan will become immediately vested in full upon a change in control of the Company, subject to the non-employee director's continued service to the Company through such date.
The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2022 for their service on our Board. Ms. McGarry and Ms. Schmidt, each of whom is a director who is also our employee, received no additional compensation for their service as directors and are not set forth in the table below:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(2)	Total ($)
Junior Bryant	77,500	100,000	177,500
Patrick J. Duffy	82,500	150,000	232,500
Martha E. Marcon	80,000	200,000	280,000
Gioia Messinger(1)	33,750	84,384	118,134
Mike Meyer	80,000	100,000	180,000

(1) Ms. Messinger joined our Board in July 2022. The amounts reflected for Ms. Messinger reflects the pro rated portion of the annual cash and RSU retainer for her service to the Board during the fiscal year ended December 31, 2022.

(2) This column shows the grant date fair value computed in accordance with generally accepted accounting principles in the United States. For each of the directors, except Ms. Messinger, the amounts represent RSUs calculated based on the number of shares granted multiplied by $8.60, the closing price per share of our Class A common stock on the date of grant. The amounts do not reflect the actual amounts that may be realized by the directors. For Ms. Marcon, the amount also includes a grant of 11,561 RSUs which represents RSUs calculated based on the number of shares granted multiplied by $8.65, the closing price per share of our Class A common stock on the date of grant at a grant date fair value of $100,000. For Ms. Messinger, the amounts represent a grant of 8,114 RSUs which represents RSUs calculated based on the number of shares granted multiplied by $10.40, the closing price per share of our Class A common stock on the date of grant at a grant date fair value of $84,384.

(3) The aggregate number of RSUs held by each director listed in the table above as of December 31, 2022 was as follows:

Name	RSUs (#)
Junior Bryant	11,628
Patrick J. Duffy	17,442
Martha E. Marcon	23,189
Gioia Messinger	8,114
Mike Meyer	11,628

Equity Compensation Plan Information
The following table provides information as of December 31, 2022, with respect to the shares of our common stock that may be issued under our 2020 Omnibus Incentive Plan, which was approved by our stockholders:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,686,632	—	5,036,631
Equity compensation plans not approved by security holders	—	—	—
Total	1,686,632	—	5,036,631

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our executive officers and directors that are described elsewhere in this prospectus, below we describe transactions since January 1, 2021 to which we were or will be a participant and in which:
•The amounts involved exceeded or will exceed $120,000; and

•Any of our directors, executive officers or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
McCarthy Capital Mortgage Investors, LLC
During 2021, Mr. Duffy, the Chairperson of our Board of Directors, served as the President and Managing Partner of McCarthy Capital, the private equity firm that controls our majority stockholder, McCarthy Capital Mortgage Investors, LLC (“MCMI”).
Registration Rights Agreements
We are party to a registration rights agreement with MCMI and certain of our other stockholders, including Ms. McGarry, Ms. Schmidt, Mr. Horn, Ms. Elwell, and Mr. Neylan (the “Registration Rights Agreement”), pursuant to which each of MCMI and the other stockholders party thereto are entitled to certain rights to require the registration of the sale of certain or all of the shares of our Class A Common Stock (or, in the case of MCMI, the shares of our Common Stock received upon conversion of shares of our Class B Common Stock) that they beneficially own. Among other things, under the terms of the Registration Rights Agreement:
•if we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, subject to certain conditions and exceptions, we will be required to use our reasonable best efforts to offer the stockholders party to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares that constitute registrable securities under the Registration Rights Agreement on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•MCMI has the right, subject to certain conditions and exceptions, to request that we file (i) registration statements with the SEC for one or more underwritten offerings of all or some of the shares of our Class A Common Stock received upon conversion of shares of our Class B Common Stock that it beneficially owns and/or (ii) as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act, a shelf registration statement that includes all or some of the shares of our Class A Common Stock received upon conversion of shares of our Class B Common Stock that it beneficially owns, and we are required to cause any such registration statements to be filed with the SEC, and to become (and remain) effective, as promptly as reasonably practicable.
All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the stockholders party thereto, will be paid by us. The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods, minimums and limitations on the number of shares to be included in an underwritten offering. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law.

Indemnification Agreements
We are party to an indemnification agreement with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under the Delaware General Corporation Law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Compensation Arrangements
Timothy McGarry, the son of Ms. McGarry, is a non-executive employee and has been employed by us since 2015, currently as a Loan Officer. Timothy McGarry does not live in the same household as Ms. McGarry.
Colleen Dickerson, the sister-in-law of Ms. McGarry, is a non-executive employee and has been employed by us since 2014, currently as a Loan Servicing Analyst. Colleen Dickerson does not live in the same household as Ms. McGarry.
Cameron Mesker, the son of Ms. Schmidt, is a non-executive employee and has been employed by us since 2015, currently as a Loan Officer. Cameron Mesker does not live in the same household as Ms. Schmidt.
Jack Stringham, the son-in-law of Mr. Horn, is a non-executive employee and has been employed by us since 2017, currently as Director, IT Service Delivery. Jack Stringham does not live in the same household as Mr. Horn.
We believe the terms of the transactions and relationships described above are comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Payment Made in Connection with a Settlement Agreement
On February 18, 2021, Mr. Horn contributed $125,000 to a legal settlement between Guild Mortgage Company LLC, individually and as successor in interest to Liberty Financial Group, and Lehman Brothers Holdings Inc. related to mortgage loans sold and/or brokered to Lehman Brothers Bank, FSB. Mr. Horn paid a portion of the settlement on behalf of Liberty Financial Group, a company that he operated before its assets were acquired by the Company.

Policies and Procedures for Related Party Transactions
Pursuant to our related party transactions policy, all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee, who will determine whether such transactions or proposals are fair and reasonable to the Company and its stockholders. If advance approval is not feasible, then the Committee must ratify, by the affirmative vote of a majority of the disinterested members of the Committee, the related party transaction at its next regularly scheduled meeting or the transaction must be rescinded. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings.
Proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, are provided to our Audit Committee with respect to each issue under consideration, and decisions are generally made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.
EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 10, 2023:

Name	Age	Positions Held
Mary Ann McGarry(1)	64	Chief Executive Officer and Director
Terry Schmidt(2)	61	President and Director
Desiree A. Kramer	40	Senior Vice President, Chief Financial Officer
David Neylan(3)	47	Executive Vice President, Chief Operating Officer
(1)    Please see “Class I Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders” for Ms. McGarry’s biography. On March 15, 2023, Ms. McGarry notified the Company of her intention to retire from her position as Chief Executive Officer, effective June 30, 2023.

(2)    Please see “Class II Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders” for Ms. Schmidt’s biography. On March 15, 2023, the Company appointed Ms. Schmidt as Chief Executive Officer, effective following Ms. McGarry’s retirement on June 30, 2023.
(3)    On March 15, 2023, the Company appointed Mr. Neylan as President, effective on June 30, 2023, following Ms. Schmidt’s appointment as Chief Executive Officer. Mr. Neylan will also remain in his current role as Chief Operating Officer.
Desiree A. Kramer, age 40, has served as our Senior Vice President, Chief Financial Officer since October 2020. Prior to that, Ms. Kramer held various finance positions at Guild Mortgage Company, including as Chief Financial Officer from January 2020 to October 2020, Senior Vice President, Finance from 2015 to 2020, Vice President, Finance from 2010 to 2015, Financial Analyst from 2005 to 2007, and Staff Accountant from 2004 to 2005. Ms. Kramer holds a Bachelor of Business Administration in finance from Texas Christian University and a Master of Business Administration from the University of California, Irvine. Ms. Kramer is a certified public accountant and a certified mortgage banker.
David Neylan, age 47, has served as our Executive Vice President, Chief Operating Officer since October 2020. Prior to that, Mr. Neylan held a number of leadership positions at Guild Mortgage Company, including as Senior Vice President, Business Development from August 2014 to December 2019, and Chief Operating Officer from January 2020 to October 2020. Mr. Neylan is a member of the board of directors of the California Mortgage Bankers Association, an association representing the California residential and commercial real estate finance industry, and a member of the Mortgage Bankers Association, an association representing the real estate finance industry. Mr. Neylan holds a Bachelor of Science in finance from the Marshall School of Business at the University of Southern California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of March 10, 2023, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class or series of our Common Stock (other than directors and named executive officers);
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
The numbers of shares of our Class A Common Stock and shares of our Class B Common Stock beneficially owned, percentages of beneficial ownership and percentages of combined voting power of our outstanding Common Stock that are set forth below are based on 20,552,578 shares of Class A Common Stock and 40,333,019 shares of Class B Common Stock issued and outstanding as of March 10, 2023.
The number of shares beneficially owned by each stockholder is determined under the rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is c/o Guild Holdings Company, 5887 Copley Drive, San Diego, California 92111. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Class A Common Stock	Percent of Class	Amount and Nature of Beneficial Ownership of Class B Common Stock	Percent of Class	Combined Voting Power
5% Stockholders:
Entities Associated With McCarthy Partners, LLC(1) 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102	—	—%	40,333,019	100%	95.2%
Adage Capital Partners, L.P.(2) 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116	1,161,253	5.7%	—	—%	*
Catherine Blocker(3)	1,169,265	5.7%	—	—%	*
Michael Rish(4)	1,107,429	5.4%	—	—%	*
Linda Scott(5)	1,233,517	6.0%	—	—%	*
Directors and Named Executive Officers
Junior Bryant(6)	26,081	*	—	—%	*
Patrick J. Duffy(7)	46,525	*	40,333,019	100%	95.2%
Martha E. Marcon(6)	33,381	*	—	—%	*
Mary Ann McGarry(8)	4,434,872	21.6%	—	—%	1.0%
Mike Meyer(6)	33,381	*	—	—%	*
Terry Schmidt(9)	2,415,641	11.8%	—	—%	*
Barry Horn(10)	114,047	*	—	—%	*
All directors and executive officers as a group (9 persons)	7,306,472	35.6%	40,333,019	100%	96.9%

*    Less than 1%.
(1)    Based on the Schedule 13G filed by MCMI on February 10, 2021. Represents the shares of our Class B Common Stock held by MCMI. McCarthy Partners, LLC exercises voting and investment control over the shares of our Class B Common Stock held by MCMI. In his capacity as the President of McCarthy Partners, LLC, Mr. Duffy may be deemed to exercise voting and investment control over the shares of our Class B Common Stock held by MCMI.
(2)    Based on the Schedule 13G/A filed by Adage Capital Partners GP, L.L.C. (“ACPGP”) on February 9, 2023. Represents the shares of our Class A Common Stock held by Adage Capital Partners, L.P. (“ACP”). ACPGP, as general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, and Robert Atchinson and Phillip Gross, as managing members of ACA, may be deemed to share voting and investment control over the shares of our Class A Common Stock held by ACP.
(3)    Based on the Schedule 13G filed by Catherine Blocker on June 21, 2021.
(4) Based on the Schedule 13G filed by Michael Rish on June 21, 2021.
(5)    Based on the Schedule 13G/A filed by Linda Scott on February 8, 2023.
(6)    Includes 11,628 shares of our Class A Common Stock issuable upon the vesting of RSUs within 60 days of March 10, 2023.
(7)    Includes 40,333,019 shares of the Class B Common Stock of Guild Holdings Company which are held of record by MCMI and over which McCarthy Partners, LLC exercises voting and investment control. In his capacity as the President of McCarthy Partners, LLC, Mr. Duffy may be deemed to exercise voting and investment control over the shares of Class B Common Stock held by MCMI. Also includes 17,442 shares of our Class A Common Stock issuable upon the vesting of RSUs within 60 days of March 10, 2023.
(8)    Includes 4,380,740 shares of our Class A Common Stock beneficially owned by Ms. McGarry through McGarry Strategic Enterprises, LLC, in which Ms. McGarry owns a 99% ownership interest. Ms. McGarry serves as the Manager of McGarry Strategic Enterprises, LLC and exercises voting and investment control over the securities held by that entity. Includes 26,940 shares of our Class A Common Stock issuable upon the vesting of RSUs within 60 days of March 10, 2023.
(9)    Includes 26,940 shares of our Class A Common Stock issuable upon the vesting of RSUs within 60 days of March 10, 2023.
(10)    Includes 3,592 shares of our Class A Common Stock issuable upon the vesting of RSUs within 60 days of March 10, 2023. Mr. Horn stepped down as Executive Vice President, National Production Manager, of the Company, effective December 31, 2022.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. We are delivering only one Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to stockholders of record who share the same address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive separate copies of proxy materials, please contact Broadridge at 1-866-540-7095 or Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same telephone number or mailing address and the materials will be delivered to you promptly upon your request.
If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials or if you hold our stock in more than one account, and, in either case, you wish to receive only a single copy of such materials in the future, please contact Broadridge at the telephone number or mailing address above with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.
OTHER MATTERS
The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you are the beneficial owner of shares held in street name, your broker, bank or other nominee will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matters.
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Guild Holdings Company, Attention: Secretary, 5887 Copley Drive, San Diego, California 92111.

Guild mortgage

GUILD HOLDINGS COMPANY
C/O SECRETARY
5887 COPLEY DRIVE
SAN DIEGO, CA 92111

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GHLD2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02787-P86965 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUILD HOLDINGS COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of each of the Class III Directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward Bryant, Jr.
02) Martha E. Marcon
03) Gioia Messinger

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V02788-P86965

GUILD HOLDINGS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS MAY 3, 2023

The shareholder(s) hereby appoint(s) Desiree A. Kramer and Bella Guerrero, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Guild Holdings Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific Time on Wednesday, May 3, 2023, virtually at www.virtualshareholdermeeting.com/GHLD2023.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE